Exhibit 10.2

LETTER OF GUARANTEE

I. GUARANTORS, hereinafter referred to as such, and each one of them individually referred to as “GUARANTOR”:

1)	InterCement Brasil S.A., company with its principal place of business at Avenida das Nações Unidas, No. 12.495, 13th and 14th floors, São Paulo, State of São Paulo, Federative Republic of Brazil, Postal Code 04578- 000, registered with the National Corporate Taxpayers Register of the Ministry of Finance under CNPJ/MF No. 62.258.884/0001-36; and

2)	InterCement Participações S.A., company with its principal place of business at Avenida das Nações Unidas, No. 12.495, 14th floor, Wing B, São Paulo, State of São Paulo, Federative Republic of Brazil, Postal Code 04578-000, registered with the National Corporate Taxpayers Register of the Ministry of Finance under CNPJ/MF No. 10.456.140/0001-22.

II. PRINCIPAL(S), hereinafter referred to as such: Loma Negra Compañía Industrial Argentina S.A., company with its principal place of business at Bouchard 680, 1106, Buenos Aires, Argentina.

III. BENEFICIARY, hereinafter referred to as such: ltaú Unibanco S.A., New York Branch, financial institution with its principal place of business at 767 Fifth Avenue, 50th Floor, New York, United States of America.

RECITALS:

(i) WHEREAS PRINCIPAL(S) and the BENEFICIARY entered into a Loan Agreement with the following characteristics: (“Loan Agreement”):

•	Amount: USO 55,212,000.00
•	Term of Effectiveness: 7 years
•	Client’s fee: libor + 2.90% per year
•	Principal Amount’s payment flow

- July 30, 2017

- November 30, 2017

- March 30, 2018

•	Interest: Bi-annually, up to July 30, 2017 and every four months, subsequently to July 30, 2017.

(ii) WHEREAS GUARANTOR(S) share(s) interest, directly and indirectly, in the capital of PRINCIPAL(S) and intend(s) to guarantee all obligations, main and ancillary, assumed by PRINCIPAL(S) before the BENEFICIARY, with due regard for the terms and conditions provided below.

1. PURPOSE

1.1. Each GUARANTOR identified in the preamble of this instrument constitutes a guarantor and primary obligor, jointly responsible, with the other GUARANTORS identified in the preamble and with PRINCIPAL(S), for all obligations assumed by PRINCIPAL(S) before the BENEFICIARY, at their ordinary or early maturities (“Guaranteed Obligations”), being responsible for any and all amounts due within the scope of the Loan Agreement, including all, contractual charges, tax charges or charges of any other nature, applicable thereto, including expenses and penalties.

1.1.1.- The Guaranteed Obligations encompass the principal amount, interest, compensatory and late payment charges, commissions, monetary readjustment, exchange variation, fines and penalties, contractual expenses, including registry office expenses, taxes of any nature and, further, social insurance contributions applicable to the Guaranteed Obligations provided in their respective instruments of formalization and/or provided in the guarantees to their respective instruments of formalization. This Guarantee further encompasses fees of counsel, judicial and extrajudicial expenses incurred and/or to be incurred by the BENEFICIARY for the security and payment of its credit and of the guarantees provided, as well as any and all charges or expenses not referred to herein that the BENEFICIARY is required to pay or bear in relation to the said instruments of formalization or their guarantees, including, but not limited to, any tax resulting from the conversion and remittance abroad of the amounts due.

2. TERM OF EFFECTIVENESS

2.1. The parties hereby agree that this Guarantee shall be valid as long as any obligations of PRINCIPAL(S) resulting from the Guaranteed Obligations remain effective, and GUARANTOR(S) shall be solely released from this Guarantee subsequently to full compliance with and liquidation of all Guaranteed Obligations, by release document expressly issued by the BENEFICIARY.

3. COMPLIANCE WITH THE GUARANTEE

3.1. In any of the contractual events of enforceability of any of the Guaranteed Obligations, each GUARANTOR agrees to comply therewith within seventy-two (72) hours from the communication made in that regard by the BENEFICIARY to any GUARANTOR, regardless of any other judicial or extrajudicial measure, even in the event of early maturity of the Guaranteed Obligations.

3.1.1. Noncompliance with such obligation within the period of time established above shall put GUARANTOR(S) in default, regardless of any judicial or extrajudicial notification, and the BENEFICIARY is hereby authorized to adopt all applicable judicial or extrajudicial measures.

3.2. In the event that any GUARANTOR fails to pay any amount requested by the BENEFICIARY under this Guarantee within the period of time provided in Section 3.1, GUARANTOR(S) shall be immediately put in default, regardless of any judicial or extrajudicial notification, and GUARANTOR(S) shall pay fine of two percent (2%) and late payment interest of one percent (1%) per month, calculated daily from the date of default up to the date of their actual payment, in relation to the said unpaid amount, duly updated, as the case may be, by the update system resulting from the respective Guaranteed Obligation in default by PRINCIPAL(S) and charged from GUARANTOR(S) under this Guarantee.

3.3. This Guarantee may be enforced by the BENEFICIARY on as many occasions as necessary up to the limit of the amount provided in section 1.1 above.

4. PAYMENT

4.1. All payments to be made by GUARANTOR(S) as a result of this Guarantee shall be made in the form and at the location indicated below, with no deductions or withholdings of any compulsory deposits (“encaje”), taxes, fees or contributions of any nature applicable or that may be applicable to the Guaranteed Obligations or the payment of any amount due under this Guarantee. In the event that any deduction or withholding must be made, GUARANTOR(S) shall pay such compulsory deposits (“encaje”), taxes or contributions and any additional amounts that are necessary to guarantee that the BENEFICIARY receive a net amount that is equal to the total amount that would have been received thereby had such deduction or withholding not been made.

4.2. All payments due by GUARANTOR(S) to the BENEFICIARY under this Guarantee shall be made in Argentinean currency, in funds immediately available and freely transferrable, in the account indicated, in due course and in writing, by the BENEFICIARY to any GUARANTOR.

4.3. In the event that any payment due by GUARANTOR(S) to the BENEFICIARY is remitted abroad from Brazil by means of exchange transaction, each GUARANTOR agrees to enter into the respective exchange contract (“Exchange Contract”) with ITAÚ UNIBANCO S/A, company registered with the National Corporate Taxpayers Register of the Ministry of Finance under CNPJ/MF No. (sic), with address in the City of São Paulo, State of São Paulo, at Avenida Brigadeiro Faria Lima, No. 3.400, 3rd to 8th, 11th and 12th floors, Itaim Bibi, Postal Code 04538- 132 (“ITAÚ”), whenever the quotes offered by ITAÚ are more favorable thereto, however, it is hereby established that, if any GUARANTOR receives quote for an Exchange Contract from another institution that is more favorable to GUARANTOR(S) than the quote offered by ITAÚ, such GUARANTOR shall communicate such fact to ITAÚ and, if ITAÚ offers identical or lower quote, GUARANTOR(S) agree to enter into the Exchange Contract with ITAÚ.

4.4. It is hereby agreed and established that if, on the occasion of the payment, it is not possible for GUARANTOR(S) to proceed with the remittance abroad from Brazil of the amount due as a result of determination from the Central Bank of Brazil or laws, rules or regulations enacted by the said body or another competent authority, GUARANTOR(S) agree(s), at the exclusive discretion of the BENEFICIARY, to: (i) immediately make available to the BENEFICIARY the amount due under the terms da Section 4.2 above, or (ii) make the payment to the BENEFICIARY as soon as the impediments referred to above in relation to the remittance cease. The implementation of the payment, in any of the events mentioned above, shall be deemed compliance with the obligations of GUARANTORS before the BENEFICIARY in the amount equivalent to the amount actually paid by any of GUARANTORS to the BENEFICIARY.

5. REPRESENTATIONS AND WAIVER

5.1. For all legal and regulatory purposes, each GUARANTOR represents that:

a) they expressly waive the legal benefits attributed to the condition of guarantor and joint debtor, doing so specifically in relation to the provisions of articles 333, sole paragraph, 366, 821, 824, 827, 829, 834, 835, 836, 837, 838 and 839 of the Brazilian Civil Code and article 794 of the Brazilian Code of Civil Procedure;

b) this Guarantee shall remain valid in relation to all its terms up to the final liquidation of the Guaranteed Obligations, not admitting exemption of any type, regardless of other contractual guarantees that may be constituted as a result of the Guaranteed Obligations, and the BENEFICIARY may enforce it in the event of contractual default, on a priority basis or not, at its exclusive discretion;

c) they have received copy of the Loan Agreement, are aware of and agree with the terms and conditions established therein;

d) all registrations, authorizations and consents have been obtained, including from third parties or resulting from law or regulations, to contract this Guarantee, and this Guarantee does not infringe any applicable rule or contractual provision upon which each GUARANTOR is bound; and

e) for all legal purposes, including within the criminal sphere, each GUARANTOR represents that all legal requirements have been satisfied, either requirements established in by-laws, corporate or civil requirements, authorizations have been obtained and the acts necessary or advisable to make this Guarantee a legal and valid document and to make the obligations assumed hereunder by GUARANTOR(S) legally enforceable have been carried out.

6. PRESERVATION OF THE GUARANTEE

6.1. The obligations of each GUARANTOR assumed hereunder shall not be affected by any acts or omissions that may exempt them from their obligations or affect them, including, but not limited to, as a result of:

a) any extension of term of effectiveness or settlement between the BENEFICIARY and PRINCIPAL(S);

b) any novation of or failure to exercise any right of the BENEFICIARY against PRINCIPAL(S); and

c) any limitation or incapacity of any of PRINCIPAL(S), including their composition with creditors, request for out-of-court reorganization, request for court-supervised reorganization or bankruptcy.

6.2. GUARANTOR(S) agree(s) that if, at any time during the term of effectiveness of this Guarantee, any GUARANTOR is requested by the BENEFICIARY or by its successors or assignees, to make any payment as a result of this Guarantee:

a) GUARANTOR shall abstain from any verification, examination or investigation of any nature in relation to the legitimacy of the request made by the BENEFICIARY and/or of the circumstances that have led the BENEFICIARY to present the request for payment; and

b) GUARANTOR shall, promptly and regardless of any notice, communication, notification, inquiry, confirmation or authorization from any of PRINCIPAL(S), make the payment of the amount requested by the BENEFICIARY.

7. COMMUNICATIONS

7.1. All communications under this Guarantee (including requests for payment) between GUARANTOR(S) and the BENEFICIARY shall be made in writing (by registered letter with return receipt requested, letter delivered in person (“courier”), facsimile), and shall be deemed delivered (i) if by registered letter with return receipt requested, on the date provided in the receipt confirmation; (ii) if delivered in person or by “courier”, whenever delivered at the address below; and (iii) if by facsimile, whenever transmitted. The communications and requests for payment to GUARANTOR(S) shall be forwarded to any of the addresses indicated below or to the addresses that may be previously indicated by GUARANTOR(S) to the BENEFICIARY, in writing:

InterCement Brasil S.A.

Address: Avenida das Nações Unidas, No. 12.495, 13° e 14° andares, São Paulo, SP.

Brasil. CEP 04578-000

Attn.: Nelson Tambelini Júnior

Telephone: (55 11) 3718.4330

InterCement Participações S.A.

Address: Avenida das Nações Unidas, No. 12.495, 14° andar, Ala B, São Paulo, SP.

Brasil. CEP 04578-000

Attn.: Paulo Sérgio Oliveira Diniz

Telephone: (55 11) 3718.4279

7.1.1. As provided in the main provision, GUARANTOR(S) assume(s) responsibility to maintain its(their) address constantly updated, in writing, with the BENEFICIARY.

8. GENERAL PROVISIONS

8.1. This GUARANTEE complements and is independent from any other guarantee or any other collateral related to the Guaranteed Obligations provided to the BENEFICIARY and the BENEFICIARY shall be entitled to require the payment of the Guaranteed Obligations that may possibly be in default by PRINCIPAL(S) from any GUARANTOR under this GUARANTEE or from any other guarantor or obligor or from all guarantors or obligors.

8.2. The parties represent, for all legal purposes, that this instrument constitutes extrajudicial enforcement instrument according to the provisions of article 784, III, of the Brazilian Code of Civil Procedure.

8.3. No changes, modifications or amendments to any of the terms of this instrument shall be effective, unless made in writing and signed by GUARANTORS and by the BENEFICIARY.

8.4. This Guarantee may be assigned or transferred to third parties, without any notice or consent from GUARANTORS, and such assignment/transfer shall not exempt GUARANTORS from their obligations resulting from this Guarantee or affect, in any way, such obligations of GUARANTORS.

8.5. GUARANTORS are aware that the BENEFICIARY may be required, by law or regulations from different jurisdictions, to provide information and documents related to this transaction. As a result of such requirement, GUARANTORS hereby authorize the BENEFICIARY to disclose and provide such information and documents to the governmental bodies and/or judicial authorities of any jurisdiction that require so.

8.6.- This Guarantee is entered into on an irrevocable and irreversible basis and the obligation assumed by GUARANTOR(S) is binding upon their heirs and/or successors, without any exception and, further, and the responsibility resulting from this Guarantee shall remain effective even in the event of enforceability of the Guaranteed Obligations subsequently to the dissolution or death of any GUARANTOR, as the case may be.

8.7. GUARANTOR(S) expressly agree(s) that the subrogation rights that may be acquired by GUARANTOR(S) in relation to the Guaranteed Obligations against PRINCIPAL(S) as a result of any payment made by GUARANTOR(S) under this Guarantee shall solely be exercised subsequently to the occasion on which the Guaranteed Obligations have been fully paid to the BENEFICIARY.

8.8. Each GUARANTOR agrees that forbearance, by the BENEFICIARY or by its successors, in relation to noncompliance with any obligation of GUARANTORS or of PRINCIPAL(S), shall not be deemed waiver of the right to enforce compliance with the obligations assumed hereunder, or forgiveness or amendment to the provisions agreed upon herein.

9. GOVERNING LEGISLATION AND JURISDICTION

9.1. This instrument shall be governed by and construed in accordance with the laws of the Federative Republic of Brazil.

9.2. The parties elect the courts of the Judicial District of São Paulo to resolve the doubts arising out of this instrument, with express exclusion of any other court, no matter how privileged it may be, and the party that files action may opt for the jurisdiction of the domicile of any GUARANTOR;

This instrument is issued in three counterparts of equal contents and any of the counterparts may be signed before the witnesses below, and you are hereby authorized to register this Guarantee with the competent Registry(ies) of Deeds and Documents. Expenses with such registrations shall be borne by GUARANTOR(S).

São Paulo, State of São Paulo, December 27, 2016.

Dorivaldo Ferreira	Carlos José Cantú
(sgd)	(sgd)
InterCement Brasil S.A.

(sgd)	(sgd)
InterCement Participações S.A.

LUIZ AUGUSTO	MARINA [illegible]
[illegible]

Witnesses:

1. (sgd)	2. (sgd)
Name: Andreia de Carvalho Martins	Name: Luiz Carlos de Deus
Individual Taxpayers Register CPF/MF No.: 258.975.818-94	Individual Taxpayers Register CPF/MF No.: 039.452.328-80

INSTRUMENT: 20161227 – InterCement Brasil S.A. – InterCement Participações S.A

ltau_GuaranteeRecebida_Letter_Agência/RS_CAMARGOCORREAARGENTINA_ID21276